                                                                    Exhibit 99.1

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   The unaudited pro forma consolidated balance sheet as of September 30, 2001 was prepared on the basis that the exchange offer as described below had occurred on September 30, 2001. The unaudited pro forma combined consolidated statements of operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000 have been prepared on the basis that the exchange offer as described below had occurred on January 1, 2001 and January 1, 2000, respectively.

   You should read this information in conjunction with our consolidated financial information and the accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in our Annual Report on Form 10-K for the year ended December 31, 2000. The unaudited pro forma consolidated financial data does not purport to represent what our results of operations would actually have been if the exchange offer occurred on the dates specified, or purport to project our results of operations for any future period or date. The pro forma adjustments are based on available information and adjustments that our management believes are reasonable. In the opinion of our management, all adjustments have been made that are necessary to present fairly the unaudited pro forma consolidated data. We can give you no assurances that the transactions referred to in the assumptions will take place or, if they do take place, that they will take place on the terms specified in the assumptions.

   We propose to make the exchange offer described below as part of our plan to refinance the old debentures. If we proceed with the exchange offer, we will establish the interest rate, conversion price, maturity and other basic terms based on market conditions at the time and with the assistance of our financial advisors.To the extent that not all of the old debentures are tendered pursuant to the exchange offer or the principal amount of our 8% convertible subordinated debentures due 2001 ("old debentures") that we are able to accept in the exchange offer is limited by proration, we may also seek to effect a direct placement or a public offering for cash of convertible subordinated debentures due 2009 ("new debentures") and Series B preferred stock, the net proceeds of which we will use to redeem or purchase some or all of the old debentures that remain outstanding after the completion of the exchange offer. The result of these transactions will be that the old debentures will be refinanced by the issuance of all new debentures, all Series B preferred stock or a combination of new debentures and Series B preferred stock, but the exact amount of new debentures, if any, and Series B preferred stock, if any, issued will depend upon a number of factors, including the principal amount of old debentures tendered in the exchange offer, the election of holders of old debentures who participate in the exchange offer, and whether all new debentures and all shares of Series B preferred stock or a combination of new debentures and Series B preferred stock are sold in a direct placement or public offering. Accordingly, we are unable to predict whether the old debentures will be refinanced by the issuance of all new debentures, all Series B preferred stock, or a combination of new debentures and Series B preferred stock. Moreover, depending on market conditions and our need for capital, we may issue new debentures, Series B preferred stock, or a combination that exceeds the principal amount of the old debentures. For purposes of the preparation of the following pro forma financial statements, we have made the following assumptions:

  . $32,327,000 principal amount of the old debentures are refinanced by the issuance of $32,327,000 principal amount of 9% convertible subordinated debentures due 2009 (the maximum principal amount of new debentures that may be issued in the exchange offer);

  . interest eliminated on the retirement of the old debentures will be $2,586,000 per annum;

  . interest expense on the new debentures will be approximately $2,909,000 per annum; and

  . reduction in amortization of deferred issuance costs of $22,000 per annum.

   For further information, see our Registration Statement on Form S-4 (File No. 333-72208), as amended, filed with the Securities and Exchange Commission.

               SIZELER PROPERTY INVESTORS, INC. AND SUBSIDIARIES

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                                        Adjustments
                                         September 30,    for the
                                             2001       Transaction  Pro Forma
                                         -------------  ----------- ------------
                ASSETS
Real estate investments:
  Land.................................  $ 52,502,000               $ 52,502,000
  Buildings and improvements...........   212,001,000                212,001,000
                                         ------------       ---     ------------
                                          264,503,000                264,503,000
Cash, cash equivalents and receivables
 and other assets (A)..................    12,107,000                 12,107,000
                                         ------------       ---     ------------
    Total Assets.......................  $276,610,000               $276,610,000
                                         ============       ===     ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage notes payable.................  $111,776,000               $111,776,000
Notes payable, accounts payable and
 other liabilities.....................    36,274,000                 36,274,000
                                         ------------       ---     ------------
                                          148,050,000                148,050,000
Convertible subordinated debentures
 (A)...................................    61,878,000                 61,878,000
                                         ------------       ---     ------------
    Total Liabilities..................   209,928,000                209,928,000

SHAREHOLDERS' EQUITY
Series A preferred stock, 40,000 shares
 authorized, none issued...............            --                         --
Series B preferred stock, liquidation
 preference $25 per share, 2,476,000
 shares authorized, none issued (A)....            --                         --
Common stock, par value $0.0001 per
 share, 51,484,000 shares authorized,
 8,368,000 shares issued and
 outstanding...........................         1,000                      1,000
Excess stock, par value $0.0001 per
 share, 16,000,000 shares authorized,
 none issued...........................            --                         --
Additional paid-in capital.............   121,917,000                121,917,000
Cumulative net income (A)..............    42,336,000                 42,336,000
Cumulative distributions paid..........   (97,572,000)               (97,572,000)
                                         ------------       ---     ------------
    Total Shareholders' Equity.........    66,682,000                 66,682,000
                                         ------------       ---     ------------
    Total Liabilities and Shareholders'
     Equity............................  $276,610,000               $276,610,000
                                         ============               ============

               SIZELER PROPERTY INVESTORS, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                         Nine Months
                                            Ended     Adjustments
                                        September 30,   for the
                                            2001      Transaction    Pro Forma
                                        ------------- -----------   -----------
OPERATING REVENUE
  Rents and other income..............   $39,302,000                $39,302,000

OPERATING EXPENSES
  Management & leasing fees...........     2,025,000                  2,025,000
  Utilities...........................     1,725,000                  1,725,000
  Real estate taxes...................     2,948,000                  2,948,000
  Administrative expenses.............     1,912,000                  1,912,000
  Operations & maintenance............     5,946,000                  5,946,000
  Other operating expenses............     2,571,000                  2,571,000
  Depreciation and amortization.......     8,481,000                  8,481,000
                                         -----------                -----------
Total Operating Expenses..............    25,608,000                 25,608,000
                                         -----------                -----------
INCOME FROM OPERATIONS................    13,694,000                 13,694,000

Interest expense......................    11,581,000   $226,000(B)   11,807,000
                                         -----------                -----------

NET INCOME BEFORE GAIN ON SALE OF REAL
 ESTATE...............................   $ 2,113,000                $ 1,887,000
Gain on sale of real estate...........       506,000                    506,000
                                         -----------                -----------
NET INCOME............................     2,619,000                  2,393,000
                                         ===========                ===========
BASIC AND DILUTED EARNINGS PER SHARE..   $      0.32                $      0.29
                                         ===========                ===========
Weighted average shares of common
 stock outstanding....................     8,204,000                  8,204,000
                                         ===========                ===========

               SIZELER PROPERTY INVESTORS, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                          Year Ended  Adjustments
                                         December 31,   for the
                                             2000     Transaction    Pro Forma
                                         ------------ -----------   -----------
OPERATING REVENUE
  Rents and other income...............  $51,441,000                $51,441,000

OPERATING EXPENSES
  Management & leasing fees............    2,613,000                  2,613,000
  Utilities............................    2,246,000                  2,246,000
  Real estate taxes....................    3,933,000                  3,933,000
  Administrative expenses..............    2,648,000                  2,648,000
  Operations & maintenance.............    7,689,000                  7,689,000
  Other operating expenses.............    2,961,000                  2,961,000
  Depreciation and amortization........   11,173,000                 11,173,000
                                         -----------                -----------
Total Operating Expenses...............   33,263,000                 33,263,000
                                         -----------                -----------
INCOME FROM OPERATIONS.................   18,178,000                 18,178,000

Interest expense.......................   15,850,000   $301,000(B)   16,151,000
                                         -----------                -----------
NET INCOME.............................  $ 2,328,000                $ 2,027,000
                                         ===========                ===========
BASIC AND DILUTED EARNINGS PER SHARE...  $      0.29                $      0.25
                                         ===========                ===========
Weighted average shares of common stock
 outstanding...........................    7,950,000                  7,950,000
                                         ===========                ===========

Notes to Unaudited Pro Forma Financial Data

(A) At September 30, 2001, the Company had approximately $447,000 of unamortized deferred financing costs remaining on its balance sheet associated with the old debentures. If the Company issues $32,327,000 of new debentures and at least 340,000 shares of Series B preferred stock in the exchange offer, the Company would record $447,000 as an extraordinary item for the write-off of unamortized debt costs. This charge is a non-cash item, is non-recurring, and will not affect reported funds from operations.

(B) Represents the net increase of interest expense resulting from the exchange of the old debentures for new debentures.

(C) We and real estate industry analysts utilize the concept of funds from operations ("FFO") as an important analytical measure of a real estate investment trust's financial performance, with FFO being defined by us and the National Association of Real Estate Investment Trusts ("NAREIT") as net income, excluding gains or losses from sales of property and those items defined as extraordinary under accounting principles generally accepted in the United States of America ("GAAP"), plus depreciation on real estate assets, and after adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. Our management believes the following additional adjustments are relevant to evaluating our future operating performance. The following additional adjustments that eliminate the impact of certain items, are based on estimates and assumptions made and believed by us to be reasonable and are inherently uncertain and subject to change. The supplemental adjustments do not comply with the regulations published by the Securities and Exchange Commission relating to the presentation of pro forma financial data. The following calculations should not be viewed as indicative of actual or future results. Pro forma FFO was calculated as follows:

                                                        Year Ended   Weighted
                                                       December 31,   Average
                                                           2000       Shares
                                                       ------------  ---------
      Basic FFO as reported........................... $12,907,000   7,950,000
      Additional interest expense.....................    (301,000)         --
                                                       -----------   ---------
      Pro forma FFO available to shares of common
       stock.......................................... $12,606,000   7,950,000
                                                       ===========   =========

(D) If we issue $32,327,000 of new debentures in the exchange offer, any additional exchanges of old debentures would be for Series B preferred stock. For each $5,000,000 of preferred stock we exchange for old debentures, the effect on our September 30, 2001 balance sheet will be that convertible subordinated debentures will be decreased by $5,000,000, total liabilities will be decreased by $5,000,000, Series B preferred stock will be increased by $5,000,000, and total shareholders equity will be increased by $5,000,000. Similarly, the effect of the assumed issuance of $5,000,000 of Series B preferred stock on our pro forma results of operations for the nine months ended September 30, 2001 (assuming a 10% dividend rate) would be to decrease interest expense by $300,000, to increase pro forma net income by $300,000, to decrease net income available to common stockholders by $75,000 or $0.01 per share; and the effect of the assumed issuance of $5,000,000 of Series B preferred stock on the Company's pro forma results of operations for the year ended December 31, 2000 would be to decrease interest expense by $400,000, to increase pro forma net income by $400,000, to decrease net income available to common stockholders by $100,000 or $0.01 per share.

(E) The pro forma financial statements above assume the issuance of $32,327,000 of new debentures. If the exchange offer results in a lesser amount of new debentures being issued, there will be no effect on our pro forma balance sheet, except for a greater amount of old debentures remaining outstanding. Similarly, the effect of the assumed issuance of $5,000,000 less of new debentures on our pro forma results of operations for the nine months ended September 30, 2001 would be to decrease interest expense by $37,500, to increase pro forma net income by $37,500, to increase net income available to common stockholders by $37,500 or less than $0.01 per share; and the effect of the assumed issuance of $5,000,000 less of new debentures on the Company's pro forma results of operations for the year ended December 31, 2000 would be to decrease interest expense by $50,000, to increase pro forma net income by $50,000, to increase net income available to common stockholders by $50,000 or less than $0.01 per share.